EXHIBIT 4.1

                                   $50,000,000

                              HARBIN ELECTRIC, INC.

                           38,000 Units Consisting of
 Guaranteed Senior Secured Floating Rate Notes due 2012 of Harbin Electric, Inc.
          and Warrants to Purchase 2,718,138 Shares of Common Stock of
                              Harbin Electric, Inc.
                                       and
                           12,000 Units Consisting of
 Guaranteed Senior Secured Floating Rate Notes due 2010 of Harbin Electric, Inc.
           and Warrants to Purchase 769,230 Shares of Common Stock of
                              Harbin Electric, Inc.

                      PURCHASE AGREEMENT (THE "AGREEMENT")

                                                                 August 29, 2006

Citadel Equity Fund Ltd.
c/o Citadel Investment Group (Hong Kong) Limited
Chater House, 18th Floor
8 Connaught Road
Central, Hong Kong

and

Merrill Lynch International
17/F ICBC Tower
3 Garden Road
Central, Hong Kong

Ladies and Gentlemen:

            Harbin Electric, Inc., a Nevada corporation (the "Company") and the Subsidiary Guarantor (as defined below), hereby agree with each Purchaser (as defined below) as follows:

            1. Issuance of Units.

            Subject to the terms and conditions of this Agreement, the Company will (i) issue and sell to Citadel Equity Fund Ltd. ("Citadel") and Citadel will purchase from the Company, at the Closing provided for in Section 3, an aggregate of 38,000 units (the "2012 Units"), at a purchase price of $1,000 per 2012 Unit, with each 2012 Unit consisting of (x) $1,000 in principal amount of the Company's Guaranteed Senior Secured Floating Rate Notes due 2012 (the "2012 Notes"), (y) a proportionate share of the six-year warrants to purchase an aggregate of 2,192,308 shares of common stock of the Company, par value $.00001 per share (the "Common Stock"), at an exercise price of $7.80 per share (the "First Tranche Warrants") and (z) a proportionate share of the six-year warrants to purchase an aggregate of 525,830 shares of Common Stock at an exercise price of $10.84 per share (the "Second Tranche Warrants", and together with the First Tranche Warrants, the "Citadel Warrants"), as more specifically set forth on Schedule A, and (ii) cause the Subsidiary Guarantor to issue the Guarantee (as hereinafter defined).


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            Subject to the terms and conditions of this Agreement, the Company will (i) issue and sell to Merrill Lynch International ("Merrill Lynch" and together with Citadel, the "Purchasers") and Merrill Lynch will purchase from the Company, at the Closing provided for in Section 3, an aggregate of 12,000 units (the "2010 Units" and together with the 2012 Units, the "Units"), at a purchase price of $1,000 per 2010 Unit, with each 2010 Unit consisting of (x) $1,000 in principal amount of the Company's Guaranteed Senior Secured Floating Rate Notes due 2010 (the "2010 Notes" and together with the 2012 Notes, the "Notes"), and (y) a proportionate share of the three-year warrants to purchase an aggregate of 769,230 shares of Common Stock at an exercise price of $7.80 per share (the "ML Warrants" and together with the Citadel Warrants, the "Warrants"), as more specifically set forth on Schedule A, and (ii) cause the Subsidiary Guarantor to issue the Guarantee.

            Each Purchaser's obligation hereunder is several and not a joint obligation and each Purchaser shall have no obligation and no liability to any Person for the performance or non-performance by the other Purchaser hereunder.

            The Notes are to be issued pursuant to the provisions of an indenture (the "Indenture"), to be dated as of the Closing Date (as hereinafter defined), by and among the Company, the Subsidiary Guarantor and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"), substantially in the form attached hereto as Exhibit A. The Warrants are to be issued pursuant to the provisions of a warrant agreement (the "Warrant Agreement"), to be dated as of the Closing Date, by and between the Company and The Bank of New York, a New York banking corporation, as warrant agent (in such capacity, the "Warrant Agent"), substantially in the form attached hereto as Exhibit B. As used herein, the term "Warrant Shares" shall mean, collectively, the shares of Common Stock issuable upon exercise of the Warrants. As used herein, the term "Securities" shall mean, collectively, the Units, the Notes, the Warrants, the Warrant Shares and the Guarantee.

            Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture or the Warrant Agreement, as the case may be.

            The Notes and the Guarantee will be secured by a perfected first-priority Lien on all of the equity interests of the Subsidiary Guarantors, each pursuant to the pledge agreement, to be dated as of the Closing Date, between The Bank of New York, a New York banking corporation, as the collateral agent (in such capacity, the "Collateral Agent"), the Company, and the Subsidiary Guarantors (the "Share Pledge Agreement"), substantially in the form attached hereto as Exhibit C.

            The Units will be offered and sold to the Purchasers pursuant to Regulation S or other exemption from the registration requirements under the Securities Act of 1933, as amended (the "Act"). Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Notes and the Warrants shall bear the legends relating to the offer and the sale of the Units as required by (i) Regulation S under the Act or (ii) any other applicable laws or regulations relating to the issuance of the Units.


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

            2. Terms of Offering. Pursuant to the Indenture, Advanced Electric Motors, Inc., a wholly-owned subsidiary of the Company incorporated under the laws of the State of Delaware, and all of the Company's other existing and future subsidiaries (other than subsidiaries domiciled in the People's Republic of China, or "PRC") (each, a "Subsidiary Guarantor") shall irrevocably and unconditionally guarantee, on a senior secured basis, to the Purchasers and to the Trustee the payment and performance of the Company's obligations under the Documents (as defined below) (collectively, the "Guarantee").

            Holders of the Warrants (including subsequent transferees) will have the registration rights set forth in the equity registration rights agreement (the "Registration Rights Agreement"), to be dated the Closing Date, substantially in the form attached hereto as Exhibit D.

            Pursuant to the Registration Rights Agreement, the Company will, as soon as reasonably practicable after the Closing Date, file a shelf registration statement (the "Registration Statement") covering the resale of the Warrant Shares by the holder thereof and will use its reasonable best efforts to cause such Registration Statement to be declared effective, subject to certain exceptions, and to remain effective for the period specified in the Registration Rights Agreement.

            This Agreement, the Indenture, the Registration Rights Agreement, the Voting Agreement (as defined below), the Notes, the Guarantee, the Share Pledge Agreement, the Warrant Agreement, the Warrants, the Warrant Shares, the Units and the Calculation Agency Agreement to be entered into by the Company and The Bank of New York, a New York banking corporation, in connection with the Indenture are, collectively, referred to herein as the "Documents."

            3. Purchase, Sale and Delivery. The sale and purchase of the Units to be purchased by the Purchasers shall occur at the Shanghai office of Weil, Gotshal & Manges, at 5:00 p.m., Shanghai time, at a closing (the "Closing") on August 30, 2006 or on such other Business Day thereafter as may be agreed upon in writing by the Company and the Purchasers. At the Closing, the Company shall deliver to each Purchaser one or more certificates representing the Notes and the Warrants in definitive form, registered in such names and denominations as such Purchaser may request, against payment by such Purchaser of the purchase price therefor by immediately available Federal funds bank wire transfer to such bank account or accounts as the Company shall have theretofore designated to the Purchasers. The Notes and the Warrants to be represented by one or more definitive global securities in book-entry form will be deposited on the Closing Date, by or on behalf of the Company, with The Bank of New York, a New York banking corporation, as common depositary for Clearstream Banking, societe anonyme (or any successor securities agency) ("Clearstream") and Euroclear Bank, S.A./N.V., as operator of the Euroclear System (or any successor securities clearing agency) ("Euroclear", together with Clearstream, the "Trading Market"), or its designated custodian, and registered in the name of The Bank of New York, a New York banking corporation.

            4. Representations and Warranties of the Company and the Subsidiary Guarantor. Each of the Company and the Subsidiary Guarantor, jointly and severally, represent and warrant to the Purchasers that, except as set forth in the Disclosure Schedule attached hereto as Exhibit E which exceptions shall be deemed to part of the representations and warranties made hereunder, the following representations and warranties. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Section 4.


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

(a) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Securities and Exchange Act (the "Exchange Act"), including pursuant to Section 13(a), 13(c) or 15(d) thereof, since January 24, 2005 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of the date of filing, in the case of SEC Reports filed pursuant to the Exchange Act (and to the extent such SEC Report was amended, then as of the date of filing of such amendment), and as of the date of effectiveness in the case of SEC Reports filed pursuant to the Securities Act (and to the extent such SEC Report was amended, then as of the date of effectiveness of such amendment), the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder, as applicable, and none of the SEC Reports, as of the date of filing, in the case of SEC Reports filed pursuant to the Exchange Act (and to the extent such SEC Report was amended, then as to the date of filing of such amendment), and as of the date of effectiveness in the case of SEC Reports filed pursuant to the Securities Act (and to the extent such SEC Report was amended, then as of the date of effectiveness of such amendment), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports have been prepared in accordance with the applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(b)   Ownership of Shares of Subsidiaries; Affiliates.

      (i) Schedule 4(b)(i) of the Disclosure Schedule contains (except as noted therein) complete and correct lists of each individual partnership, limited liability company, joint venture, corporation, association trust or any other entity or organization (collectively, a "Person") in which the company owns, directly or indirectly, any capital stock or similar equity interests (each, a "Subsidiary" and collectively, the "Subsidiaries"), showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary.

      (ii) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 4(b)(i) of the Disclosure Schedule as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien.

      (iii) No Subsidiary is a party to, or otherwise subject to any legal or regulatory restriction or any agreement (other than this Agreement, the restrictions disclosed in Schedule 4(b)(iii) of the Disclosure Schedule, and limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.


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

      (iv) As of the date hereof, Advanced Electric Motors, Inc. is the sole Subsidiary Guarantor.

(c) Organization. Each of the Company and the Subsidiaries (i) has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets, and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation or limited liability company, as the case may be, authorized to do business in each jurisdiction in which the nature of such business or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on (A) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, (B) the ability of the Company and the Subsidiary Guarantor to perform their respective obligations under any Document or (C) the validity of any of the Documents or the consummation of any of the transactions contemplated therein (each, a "Material Adverse Effect").

(d)   Capitalization and Voting Rights.

                  (i) Capital Stock. The authorized capital of the Company
            consists, immediately prior to the Closing, of (i) One Hundred Million (100,000,000) shares of Common Stock, of which Sixteen Million Six Hundred Thousand and Four Hundred and Fifty-One (16,600,451) shares are issued and outstanding immediately prior to the Closing, and (ii) no shares of preferred stock.

                  (ii) Issued Shares. As at the date hereof and immediately
            prior to the Closing, the aggregate number of Common Stock issued and which are issuable pursuant to any exercise, conversion, exchange, subscription or otherwise in connection with any warrants, options (including pursuant to the Company's stock option plan), convertible securities or any agreement to sell or issue Common Stock or securities which may be exercised, converted or exchanged for Common Stock (collectively, "Fully-Diluted") is 17,980,451. The Warrant Shares issuable upon exercise of the Warrants have been duly reserved for issuance. All of the issued and outstanding shares of the Company's Common Stock as of the Closing are duly authorized, validly issued, fully paid and non-assessable, were issued in accordance with the registration or qualification provisions of the Securities Act and any relevant blue sky laws of the United States of America or pursuant to valid exemptions therefrom and were issued in compliance with other applicable laws (including, without limitation, applicable PRC laws, rules and regulations) of and are not subject to any rescission right or put right on the part of the holder thereof nor does any holder thereof have the right to require the Company to repurchase such share capital.

                  (iii) Voting and other Agreements. Except as set forth on
            Schedule 4(d)(iii) of the Disclosure Schedule, there are no outstanding (A) options, warrants or other rights to purchase from the Company or any of the Subsidiaries, (B) agreements, contracts, arrangements or other obligations of the Company or any of its Subsidiaries to issue, or (C) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses
            (A) through (C), shares of capital stock of, or other ownership or equity interests in, the Company or any of its Subsidiaries. Except as otherwise contemplated by that certain voting agreement between the Company, Mr. Yang Tianfu and Citadel, to be dated the Closing Date (the "Voting Agreement"), the Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge after due inquiry, there is no agreement or understanding with any Person that affects or relates to (i) the voting or giving of written consents with respect to any security of the Company (including, without limitation, any voting agreements, voting trust agreements, shareholder agreements or similar agreements) or the voting by a director of the Company or (ii) the sale, transfer or other disposition with respect to any security of the Company.


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

                  (iv) The Common Stock is registered pursuant to 12(g) of the
            Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from the Over-The-Counter ("OTC") Bulletin Board on which the Common Stock has been traded to the effect that the Company is not in compliance with the OTC requirements. The Company is, and expects to be, in compliance with all of the OTC listing requirements in the foreseeable future.

(e) No Registration Rights. Except as set forth on Schedule 4(e), no holder of securities of the Company or any of its Subsidiaries is or will be entitled to have any registration rights with respect to such securities except as set forth in the Registration Rights Agreement.

(f) Authorization. The Company and the Subsidiary Guarantor have all requisite corporate power and authority to execute, deliver and perform their obligations under each of the Documents to which they are a party and to consummate the transactions contemplated thereby. This Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantor. Each of the Documents, when executed and delivered by the Company and the Subsidiary Guarantor (to the extent a party thereto), shall constitute a legal, valid and binding obligation of the Company and the Subsidiary Guarantor, as the case may be, enforceable against each of the Company and the Subsidiary Guarantor, as the case may be, in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained in Section 8 of this Agreement or the Registration Rights Agreement may be limited by applicable federal or state securities laws.

(g) Valid Issuance of Units and Notes. The Units, when issued, sold and delivered in accordance with the terms and for the consideration set forth herein, will be free of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws. Assuming the accuracy of the Purchasers' representations in Section 6 below, the Units will be issued in compliance with applicable state and federal securities laws. The Notes, when issued, will be in the form contemplated by the Indenture. The Notes have each been duly authorized by the Company and, when executed and delivered by the Company, delivered to each Purchaser and authenticated by the Trustee, in accordance with the terms of this Agreement and the Indenture, the Notes will have been duly executed, issued and delivered by the Company and will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms. The Guarantee has been duly authorized, and, when the Notes have been duly executed, authenticated and issued in accordance with the provisions of the Indenture and delivered to and paid for by the Purchasers with the Guarantee endorsed thereon by the Subsidiary Guarantor, will constitute the legal, valid and binding obligations of the Subsidiary Guarantor entitled to the benefits of the Indenture.


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

(h) Valid Issuance of Warrants and Warrant Shares. The Warrants, when issued on the Closing Date, will provide for the right to purchase approximately 16.24463% of the Fully-Diluted Common Stock of the Company as of the Closing Date (as calculated immediately following the Closing and assuming exercise of all such Warrants issued hereunder), determined in accordance with GAAP. The Warrants, when issued, will be in the form contemplated by the Warrant Agreement. The Warrants have been duly authorized by the Company and when executed and delivered by the Company, delivered to and paid for by the warrant holder and authenticated by the Warrant Agent, in accordance with the terms of this Agreement and the Warrant Agreement, the Warrants will have been duly executed, issued and delivered by the Company and will constitute legal, valid and binding obligations of the Company, entitled to the benefit of the Warrant Agreement and the Registration Rights Agreement. The Warrant Shares have been duly and validly authorized for issuance by the Company, and when issued pursuant to the terms of the Warrants and the Warrant Agreement, will be validly issued, fully paid and non-assessable, not subject to any preemptive or similar rights, free from all taxes, Liens, charges and security interests with respect to the issuance thereof and free of restrictions on transfer other than as expressly contemplated by the Documents.

(i) Compliance with Instruments. Except as set forth in Schedule 4(i) of the Disclosure Schedule, neither the Company nor any of the Subsidiaries is in violation of its respective certificate of incorporation, by-laws or other organizational documents (the "Charter Documents"). Neither the Company nor any of the Subsidiaries is, nor does any condition exist (with the passage of time or otherwise) that could reasonably be expected to cause the Company or any of the Subsidiaries to be, (i) in violation of any statute, rule, regulation, law or ordinance, or any judgment, decree or order applicable to the Company, any of the Subsidiaries or any of their properties (collectively, "Applicable Law") of any federal, state, PRC national, provincial, local or other governmental authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization, domestic or foreign (each, a "Governmental Authority"), or
      (ii) in breach of or in default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any of them is a party or by which any of them or their respective property is bound (collectively, "Applicable Agreements"), other than in each of clause (i) and (ii) such violations, breaches or defaults that are (a) disclosed in Schedule 4(i) of the Disclosure Schedule or (b) not material. Except as set forth in
      Schedule 4(i) of the Disclosure Schedule, all Applicable Agreements are in full force and effect and with respect to the Company or any of the Subsidiaries and to the Company's knowledge, with respect to the other parties, are the legal, valid and binding obligations of the parties thereto.

(j) No Conflicts. Neither the execution, delivery or performance of any of the Documents nor the consummation of any of the transactions contemplated therein will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person or a Governmental Authority (other than consents already obtained) or result in the imposition of a Lien (other than a Lien arising under the Share Pledge Agreement and the transactions contemplated by this Agreement) on any assets of the Company or any of the Subsidiaries under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement, or (iii) any Applicable Law, other than in each of clause (ii) and (iii) such violations, breaches or defaults that are not material. After consummation of the transactions contemplated in the Documents, no Default or Event of Default will exist under the Indenture.


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

(k) Security Interest. When executed and delivered, the Share Pledge Agreement will create valid and enforceable first priority, perfected security interests in favor of the Collateral Agent in all "Pledged Collateral" (as defined in the Share Pledge Agreement) which security interests will secure the repayment of the Notes and the other obligations purported to be secured thereby.

(l) Governmental Consents. No filing with, consent, approval, authorization or order of, any Governmental Authority is required for the consummation of the transactions contemplated by the Documents, except (i) as have been obtained or will have been obtained on or before the Closing Date, (ii) as may be necessary to perfect security interests granted pursuant to the Share Pledge Agreement, and (iii) as may be required under the Act or state securities laws or "Blue Sky" laws.

(m) Proceedings. Except as disclosed in the SEC Reports, there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding, domestic or foreign (collectively, "Proceedings"), pending or, to the knowledge of the Company, threatened, that seeks to restrain, enjoin, prevent the consummation of, or otherwise challenges any of the Documents or any of the transactions contemplated therein. Except as disclosed in the SEC Reports, neither the Company nor any of the Subsidiaries is subject to any judgment, order or decree of which the Company has knowledge.

(n) Permits. Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities, presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now conducted ("Permits"), except as disclosed in the SEC Reports. All of the Permits are valid and in full force and effect. The Company and its Subsidiaries have fulfilled and performed all of their respective obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time could allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit. None of the Company or the Subsidiaries has received actual notice of any proceeding relating to revocation or modification of any such Permit, except as disclosed in the SEC Reports.

(o) Title to Property. Each of the Company and the Subsidiaries has good and marketable title to all real property and personal property owned by it, in each case free and clear of any Liens as of the Closing Date, except such Liens as would not be reasonably expected to have a Material Adverse Effect. For the real property not owned by the Company or its Subsidiaries and currently used or planned to be used for the business operations of the Company or its Subsidiaries, each of the Company and its Subsidiary has good and marketable title to all leasehold estates in real and personal property being leased by it and, in each case free and clear of all Liens as of the Closing Date.

(p) Insurance. Each of the Company and the Subsidiaries maintains reasonable adequate insurance covering its material properties, operations, personnel and business, and is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged. All policies of insurance insuring the Company and any of the Subsidiaries and their respective businesses, assets, employees, officers and directors are in full force and effect. Each of the Company and the Subsidiaries is in compliance with the terms of such policies and instruments in all material respects, and, except as disclosed in the SEC Reports, there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not, individually or in the aggregate, have a Material Adverse Effect.


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

(q) Taxes. All Tax returns required to be filed by the Company or any of the Subsidiaries have been filed, and all such returns are true, complete and correct in all material respects. All material Taxes that are due from the Company or any of the Subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being diligently contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. To the knowledge of the Company after due inquiry, there are no proposed Tax assessments against the Company or any of the Subsidiaries. The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of any Tax liability for any Taxable period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term "Tax" and "Taxes" shall mean all Federal, state, PRC national, provincial, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

(r)   Intellectual Property.

      (i) Each of the Company and the Subsidiaries owns, or is validly licensed under, or has the right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property") necessary for the conduct of its businesses and which as of the Closing Date, will be free and clear of all Liens, except where the failure to own, possess, or have the right to use such Intellectual Property would not have a Material Adverse Effect. To the Company's knowledge, no claims or notices of any potential claim have been asserted by any person challenging the use of any such Intellectual Property by the Company or any of the Subsidiaries or questioning the validity or effectiveness of the Intellectual Property or any license or agreement related thereto, and, to the Company's knowledge, there are no facts which would form a valid basis for any such claim. To the Company's knowledge, the use of such Intellectual Property by the Company or any of the Subsidiaries will not infringe on the Intellectual Property rights of any other person.

      (ii) Schedule 4(r)(ii) of the Disclosure Schedule sets forth a complete list of (i) the Registered IP owned by or licensed to the Company or any of its Subsidiaries and (ii) all other material Intellectual Property licensed to the Company or any of its Subsidiaries. "Registered IP" means Intellectual Property that is registered, filed, or issued under the authority of any governmental authority, including all patents, registered copyrights, registered mask works, and registered trademarks and all applications for any of the foregoing. All Intellectual Properties owned by the Company and its Subsidiaries are valid and enforceable and are in compliance with formal legal requirements.

      (iii) Each of the Company and its Subsidiaries has taken reasonable steps and measures to establish and preserve ownership of or right to use all Intellectual Property material to the operation of its business. Each of the Company and its Subsidiaries has taken reasonable steps to register, protect, maintain, and safeguard the Intellectual Property material to its business, including any Intellectual Property that is jointly developed with any third-parties, or any Intellectual Property for which improper or unauthorized disclosure would impair its value or validity, and has had executed appropriate nondisclosure and confidentiality agreements and made all appropriate filings, registrations and payments of fees in connection with the foregoing. There is no infringement or misappropriation by any other Person of any Intellectual Property of the Company or its Subsidiaries. No proceedings or claims in which the Company or any of its Subsidiaries alleges that any Person is infringing upon, or otherwise violating, any Intellectual Property of the Company or its Subsidiaries are pending, and none has been served, instituted or asserted by the Company or its Subsidiaries.

      (iv) Each of the Company and its Subsidiaries owns all rights in and to any and all Intellectual Property used or planned to be used by the Company or its Subsidiaries, or covering or embodied in any past, current or planned activity or service of the Company and its Subsidiaries, which Intellectual Property was made, developed, conceived, created or written by any consultant retained, or any employee employed, by the Company and its Subsidiaries. No former or current employee, no former or current consultant, and no third-party joint developer of the Company or its Subsidiaries has any rights in any Intellectual Property made, developed, conceived, created or written by the aforesaid employee or consultant during the period of his or her retention by the Company and its Subsidiaries which can be asserted against the Company and its Subsidiaries.

      (v) Except as set forth on Schedule 4(r)(v) of the Disclosure Schedule or an SEC Report, no Intellectual Property owned by the Company or its Subsidiaries is the subject of any security interest, Lien, license or other contract granting rights therein to any other Person. Each of the Company and its Subsidiaries has not (a) transferred or assigned, (b) granted an exclusive license to or (c) provided or licensed, any Intellectual Property owned by the Company or its Subsidiaries to any Person who is the subject of any security interest, Lien, license or other contract granting rights therein to any other Person. Each of the Company and its Subsidiaries has not
            (a) transferred or assigned, (b) granted an exclusive license to or
            (c) provided or licensed, any Intellectual Property owned by the Company or its Subsidiaries to any Person.

(s) Internal Controls. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(t)   Financial Statements.

      (i) The audited consolidated financial statements and related notes of the Company contained in the Form 10-KSB/A for the two years ended December 31, 2005 and the unaudited consolidated financial statements and related notes in the Form 10-QSB for the six months ended June 30, 2006 (collectively, the "Financial Statements") present fairly in all material respects the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with GAAP and comply as to form with the applicable requirements of Regulation S-X of the Act. All other financial, statistical, and market and industry-related data included in the SEC Reports are based on or derived from sources that the Company reasonably believes to be reliable and accurate.

      (ii) Subsequent to the date of the Company's audited financial statements filed for the year ended December 31, 2005, except as disclosed therein or in any subsequent SEC Report, (i) neither the Company nor any of the Subsidiaries has incurred any liabilities, direct or contingent, that are material, individually or in the aggregate, to the Company, or has entered into any material transactions not in the ordinary course of business, (ii) there has not been any material decrease in the capital stock or any material increase in long-term indebtedness or any material increase in short-term indebtedness of the Company or any Subsidiary, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company or any of the Subsidiaries, and (iii) there has not been any material adverse change in the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole; excluding any changes caused by (x) the condition of the industry of the Company that do not disproportionately affect the Company, (y) the failure of the Company to meet its financial projections or (z) the execution and delivery of this Agreement and consummation of the transactions contemplated hereby (each of clauses (i), (ii) and (iii), a "Material Adverse Change"). To the knowledge of the Company, there is no event that is reasonably likely to occur in the foreseeable future, which if it were to occur, could, individually or in the aggregate, have a Material Adverse Change.

(u) Indebtedness. All Indebtedness represented by the Notes and the Guarantee is being incurred for proper purposes and in good faith. Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company's and its Subsidiaries' assets exceeds the amount that will be required to be paid on or in respect of the Company's and its Subsidiaries' existing debts and other liabilities (including contingent liabilities) as they mature; (ii) the present fair saleable value of the assets of the Company and its Subsidiaries is greater than the amount that will be required to pay the probable liabilities of the Company and its Subsidiaries on their respective debt as they become absolute and mature, and (iii) the Company and its Subsidiaries are able to realize upon their assets and pay their debt and other liabilities (including contingent obligations) as they mature; (iv) the Company's and its Subsidiaries' assets do not constitute unreasonably small capital to carry on their respective businesses as now conducted and as proposed to be conducted including their respective capital needs taking into account the particular capital requirements of the business conducted by the Company or its Subsidiaries, and projected capital requirements and capital availability thereof; and (v) the current cash flow of each of the Company and its Subsidiaries, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. Neither the Company nor any of its Subsidiaries intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it or any of its Subsidiaries will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is, or is reasonably likely to be, in default with respect to any Indebtedness and no waiver of default is currently in effect. Neither the Company nor any of its Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company.

(v) None of the Company or the Subsidiaries has and, to each of its knowledge after due inquiry, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of either the Company or its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Units, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or its Subsidiaries (other than Merrill Lynch Far East Limited).

(w) None of the Company, its Subsidiaries, their respective Affiliates, or any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner or under circumstances that would require the registration of the Securities under the Act.

(x) None of the Company, its Subsidiaries, their respective Affiliates, or any person acting on its or their behalf (other than Citadel, Merrill Lynch and Merrill Lynch Far East Limited, their Affiliates or persons acting on their behalf, as to whom the Company makes no representation) has engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of the Company, its Subsidiaries, their respective Affiliates and each person acting on its or their behalf has complied with the offering restrictions requirement of Regulation S.

(y) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

(z) Assuming the accuracy of the Purchasers' representations and warranties set forth in Section 6, no registration under the Act of the Securities is required for the offer and sale of the Securities to or by the Purchasers in the manner contemplated herein or to qualify the Indenture under the TIA.

(aa) Labor Matters. Neither the Company nor any Subsidiary is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company or any Subsidiary. There is no strike or other labor dispute involving the Company or any Subsidiary pending or threatened, which could have a Material Adverse Effect. There is no employment related charge, complaint, grievance, investigation, unfair labor practice claim or inquiry of any kind, pending against the Company or any Subsidiary that could, individually or in the aggregate, have a Material Adverse Effect.

(bb) Brokers and Finders. The Company has not engaged any broker, finder, commission agent or other similar person (other than Merrill Lynch Far East Limited) in connection with the transactions contemplated under the Documents, and the Company is not under any obligation to pay any broker's fee or commission in connection with such transactions (other than commissions or fees to Merrill Lynch Far East Limited).

(cc) Environmental Matters. Each of the Company and the Subsidiaries (i) is in compliance with any and all applicable foreign, federal, state, PRC national, provincial, and local laws and regulations relating to the protection of the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, (iii) has not received actual notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, (iv) neither the Company nor any of its Subsidiaries has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect; and (v) neither the Company nor any of its Subsidiaries has stored any hazardous materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any hazardous materials in a manner contrary to any Environmental Laws; except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect.

      In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs could not have a Material Adverse Effect.

(dd) Encumbrances. As of the Closing Date, except as set forth in Schedule 4(dd) of the Disclosure Schedule, there will be no encumbrances or contractual restrictions on the ability of the Company or any Subsidiary
      (x) to pay dividends or make other distributions on such parties' capital stock or to make loans or advances or pay any indebtedness to, or investments in, the Company or any Subsidiary, or (y) to transfer any of its property or assets to the Company or any Subsidiary, except for such restrictions set forth in the Documents, restrictions imposed by a Governmental Authority, or limitations imposed by corporate law statutes.

(ee)  Security Interest/Share Pledge Agreement. As of the Closing Date:

      (i) The Company will own the Pledged Collateral free and clear of all Liens (except for Liens arising under the Share Pledge Agreement).

      (ii) The representations and warranties contained in the Share Pledge Agreement will be true and correct in all material respects.

      (iii) The Liens on the Notes will have been duly perfected as to all Pledged Collateral.

(ff) Certificate. Each certificate signed by any officer of the Company or the Subsidiary Guarantor and delivered to the Purchasers shall be deemed a representation and warranty by the Company or the Subsidiary Guarantor (and not individually by such officer) to the Purchasers with respect to the matters covered thereby.

(gg) Foreign Corrupt Practices Act. Neither the Company or its Subsidiaries, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company or its Subsidiaries, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or its Subsidiaries (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or
      (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(hh) Ranking of Obligations. The payment obligations of the Company and the Subsidiary Guarantors under this Agreement will rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Company and the Subsidiary Guarantor, as the case may be. The Notes are secured obligations of the Company and are secured in the manner set out in the Indenture. The Guarantee is a secured obligation of the Subsidiary Guarantor and is secured in the manner set out in the Indenture.

(ii)  Related Party Transactions. Other than as set forth in an SEC Report or in
      Schedule 4(ii) of the Disclosure Schedule, no material relationship, direct or indirect, exists between or among any of the Company or its Subsidiaries or any Affiliate of the Company or its subsidiaries, on the one hand, and any former or current director, officer, stockholder, customer or supplier of any of them (including any member of their immediate family), on the other hand.

(jj) Investment Company. The Company and its Subsidiaries are not, and as a result of the offer and sale of the Securities contemplated herein will not be, required to register as an "investment company" under, and as such term is defined in, the U.S. Investment Company Act of 1940, as amended (the "Investment Company Act") in connection with or as a result of the offer and sale of the Securities.

(kk) Section 3(a)(9) Compliance. In connection with the conversion of the Warrants into Warrant Shares, neither the Company nor any Person acting on its behalf will take any action which would result in the Warrant Shares being exchanged by the Company other than with the then existing holders of the Warrants exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting the exchange.

(ll) PFIC. Neither the Company nor any of its Subsidiaries is or intends to become a "passive foreign investment company" (a "PFIC") within the meaning of Section 1297 of the Code. The Company will use commercially reasonable efforts not to become, and cause its Subsidiaries not to become, a PFIC. If the Company determines that either it or any of its Subsidiaries has become a PFIC, it will promptly notify each Purchaser and provide all information requested by each Purchaser that is necessary for such Purchaser to make a qualified electing fund (QEF) election.

(mm) OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(nn) Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(oo) Other Representations and Warranties Relating to Harbin Tech. Full Electric Co., Ltd. ("WFOE").

      (i) The constitutional documents and certificates and related material contracts of WFOE are valid and have been duly approved or registered (as applicable) by competent PRC Governmental Authorities.

      (ii) Except as set forth in the Disclosure Schedule, all material consents, approvals, authorizations or licenses requisite under PRC law for the due and proper establishment and operation of WFOE have been duly obtained from the relevant PRC Governmental Authorities and are in full force and effect.

      (iii) Except as set forth in the Disclosure Schedule, all filings and registrations with the PRC Governmental Authorities required in respect of WFOE and its operations including, without limitation, the registrations with Ministry of Commerce, State Administration of Industry and Commerce, State Administration for Foreign Exchange, tax bureau and customs authorities have been duly completed in accordance with the relevant PRC rules and regulations.

      (iv) The WFOE has complied with all relevant PRC laws and regulations regarding the contribution and payment of its registered share capital, the payment schedule of which has been approved by the relevant PRC Government Authorities. There are no outstanding rights of, or commitments made by the Company or any Subsidiary to sell any equity interest in the WFOE.

      (v) The WFOE is not in receipt of any letter or notice from any relevant PRC Governmental Authority notifying it of revocation of any licenses issued to it for non-compliance or the need for compliance or remedial actions in respect of the activities carried out by the WFOE.

      (vi) The WFOE has conducted its business activities within the permitted scope of business or has otherwise operated its business in material compliance with all relevant legal requirements and with all requisite licenses and approvals granted by competent PRC Governmental Authorities.

      (vii) Except as set forth in the Disclosure Schedule, as to licenses and approvals requisite for the conduct of any part of WFOE's business which are subject to periodic renewal, the Company has no knowledge of any grounds on which such requisite renewals will not be granted by the relevant PRC Governmental Authorities.

      (viii) With regard to employment and staff or labor, the WFOE has complied with all applicable PRC laws and regulations in all material respects, including without limitation, laws and regulations pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions or the like.

(pp) Full Disclosure. All disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated under the Documents, including the Disclosure Schedule to this Agreement, with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchasers do not make any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 6 hereof.

            5. Covenants of the Company and the Subsidiary Guarantor. The Company and the Subsidiary Guarantor, jointly and severally, hereby agree:

(a) To (i) advise each Purchaser promptly after obtaining knowledge (and, if requested by such Purchaser, confirm such advice in writing) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of the Securities for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, (ii) use its commercially reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of the Securities under any state securities or Blue Sky laws, and (iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Securities under any such laws, use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) or Rule 905 under the Act, to, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act.

(c) Whether or not any of the transactions contemplated under the Documents are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incident to and in connection with: (A) the printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, each of the Documents, and (B) the preparation, issuance and delivery of the Securities, (ii) all fees and expenses of the counsel, accountants and any other experts or advisors retained by the Company, (iii) all expenses in connection with qualifying the Notes and Warrants for trading on the Trading Market, (iv) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Securities for "book-entry" transfer, and (v) all fees and expenses (including reasonable fees and expenses of counsel) of the Trustee, the Warrant Agent, the Calculation Agent and the Collateral Agent.

(d) To do and perform all things required to be done and performed under the Documents prior to and after the Closing Date.

(e) Prior to making any public disclosure or filings as may be required by applicable law with respect to this Agreement and the transactions contemplated hereby, to provide each Purchaser and its counsel with the reasonable opportunity to review and comment on such public disclosure documents and consider in good faith any comments received by such Purchaser or its counsel.

(f) To use their commercially reasonable efforts to effect the inclusion of the Notes and Warrants in the Trading Market.

(g) For so long as a Purchaser owns any of the Securities, the Company will furnish to such Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of its Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed; provided, however, that any such report or financial statements filed on the Commission's EDGAR database need not be separately furnished.

(h) During the two year period after the Closing Date (or such shorter period as may be provided for in Rule 144(k) under the Act, as the same may be in effect from time to time), not to, and not to permit any current or future Subsidiaries of the Company or any other affiliates (as defined in Rule 144A under the Act) controlled by the Company to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by the Company, any current or future Subsidiaries of the Company or any other affiliates (as defined in Rule 144A under the Act) controlled by the Company, except pursuant to an effective registration statement under the Act.

(i) To pay all stamp, documentary and transfer taxes and other duties, if any, which may be imposed by any Governmental Authorities or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the Units or the sale thereof to the Purchasers.

(j) The Company will use commercially reasonable efforts not to become, and cause its Subsidiaries not to become, a PFIC. If the Company determines that it or any of its Subsidiaries has become a PFIC, the Company will promptly notify each Purchaser and provide all information requested by such Purchaser that is necessary for such Purchaser to make a qualified electing fund (QEF) election.

(k) The Company agrees that it will not register any transfer of the Securities that is not (i) made in accordance with the provisions of Regulation S under the Securities Act, (ii) made pursuant to registration under the Securities Act, or (iii) made pursuant to an available exemption under the Securities Act.

(l) Prior to the Closing, the Company shall not, without the express prior written consent of the Purchasers (which consent shall be at the Purchasers' sole discretion), pursue or discuss any capital raising transaction or transactions in excess of $2 million ("Outside Financing") with any Person other than the Purchasers or their Affiliates.

(m) If the Closing is not consummated for any reason, then prior to February 2, 2007, the Company shall not be entitled to consummate any Outside Financing without the express prior written consent of the Purchasers (which consent shall be at the Purchasers' sole discretion). Notwithstanding anything to the contrary contained herein (including
      Section 9 hereof), the Company's obligation pursuant to this Section 5(m) shall survive any termination of this Agreement.

(n) Subject to the prior written consent of Citadel (which consent shall not be unreasonably withheld), on or before the 120th day following the Closing Date, the Company shall appoint a senior financial officer on a full-time basis with the Company, which officer shall be knowledgeable with respect to the capital markets in the United States and shall be proficient in the English language. Citadel agrees to use its reasonable best efforts to facilitate the Company's timely appointment of a senior financial officer pursuant to this Section 5(n).

            5A. Right to Future Stock Issuances.

(a) Right of First Offer. Subject to the terms and conditions of this Section 5A(a) and applicable securities laws, if, following the Closing, the Company proposes to offer or sell any New Securities (as defined below) that are not Exempted Securities (as defined below), the Company shall first offer such New Securities to the Purchasers. A Purchaser (or its assignees) shall be entitled to apportion the right of first offer hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate.

      (i) The Company shall give notice (the "Offer Notice") to each Purchaser, stating (a) its bona fide intention to offer such New Securities, (b) the number or amount of such New Securities to be offered, and (c) the price and terms upon which it proposes to offer such New Securities.

      (ii) By notification to the Company within twenty (20) days after the Offer Notice is given, each Purchaser may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Notes then held by such Purchaser bears to the total amount of Notes then outstanding. The closing of any sale pursuant to this Section 5A(a)(ii) shall occur within sixty (60) days of the date that the Offer Notice is given.

      (iii) If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 5A(a)(ii), the Company may, during the sixty (60) day period following the expiration of the period provided in Section 5A(a)(ii), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Purchaser in accordance with this Section 5A(a).

(b) Termination. The covenants set forth in Section 5A(a) shall terminate and be of no further force or effect upon the repayment of all of the outstanding Notes.

(c) Waiver. The right of first offer set forth herein may be waived on behalf of all Purchasers (and their assignees) by the affirmative written consent or vote of Purchasers (or their assignees) holding at least 80% of the Notes then outstanding.

(d)   Certain Definitions. For purposes of this Section 5A:

      (i) "Exempted Securities" means (a) shares of Common Stock (or option to purchase shares of Common Stock) issued to employees, officers or directors of the Company or its subsidiaries under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law and (b) shares of Common Stock (or option to purchase shares of Common stock) issued to shareholders of Harbin Taifu Auto Co. Ltd. (GRAPHIC OMITTED) ("Taifu") upon its merger into the Company or share acquisition, share exchange or any other business combination deemed desirable by the Company, or with a subsidiary of the Company, in proportion to their stock holdings of Taifu immediately prior to such merger, upon such merger.

      (ii) "New Securities" means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever (including, without limitation, debt securities) that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

            6. Purchaser's Representations, Warranties and Agreements.

Each Purchaser, severally and not jointly, represents and warrants to the Company and the Subsidiary Guarantor that:

(a) Such Purchaser is not a "U.S. Person" (as defined in Rule 902 of Regulation S under the Securities Act) and it understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities in any country or jurisdiction where action for that purpose is required. Such Purchaser is not acquiring the Securities for the account or benefit of any U.S. persons except in accordance with exemption from registration requirements of the Act below or in a transaction not subject thereto.

(b) Such Purchaser is not acquiring the Units with a view to any distribution thereof that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction.

(c) Such Purchaser (A) agrees that it will not offer, sell or otherwise transfer any of the Securities prior to (x) the date which is 40 days (in the case of the Notes) or one year (in the case of the Warrants) after the later of the date of the commencement of the offering and the date of original issuance (or of any predecessor of any Security proposed to be transferred by such Purchaser) and (y) such later date, if any, as may be required by applicable law (the "Resale Restriction Termination Date"), except (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) for so long as any Security is eligible for resale pursuant to Rule 144A under the Securities Act, to a person it reasonably believes is a "qualified institutional buyer" as defined in Rule 144A that purchases for its own account or for the account of another qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to Persons who are not "U.S. Persons" (within the meaning of Regulation S) that occur outside the United States within the meaning of Regulation S or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, and (B) agrees that it will give to each person to whom such Security is transferred a notice substantially to the effect of this paragraph; provided that the Company, the Trustee, the registrar and the transfer agent with respect to such Security shall have the right prior to any such offer, sale or transfer pursuant to clause (d) prior to the end of the 40-day distribution compliance period (in the case of the Notes) or one-year distribution compliance period (in the case of Warrants), in each case within the meaning of Regulation S, or pursuant to clause (e) prior to the Resale Restriction Termination Date to require that an opinion of counsel, certifications and/or other information reasonably satisfactory to the Company, the Trustee, the registrar and the transfer agent with respect to such Security is completed and delivered by the transferor.

(d) No form of "directed selling efforts" (as defined in Rule 902 of Regulation S under the Securities Act), general solicitation or general advertising in violation of the Securities Act has been or will be used nor will any offers by means of any directed selling efforts in the United States be made by such Purchaser or any of its representatives in connection with the offer and sale of any of the Units.

(e) The Units to be acquired by such Purchaser will be acquired, in the ordinary course of business, for investment for such Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person, directly or indirectly, to sell, transfer, distribute or grant participations to such Person or to any third Person, with respect to any of the Units.

            7. Conditions to Purchase Securities at Closing. Each Purchaser's obligation to purchase the Securities under this Agreement are subject to the satisfaction or waiver of each of the following conditions:

(a) All the representations and warranties of the Company and the Subsidiary Guarantor contained in this Agreement and in each of the Documents shall be true and correct as of the date hereof and at the Closing Date. On or prior to the Closing Date, the Company and the Subsidiary Guarantor and each other party to the Documents (other than such Purchaser) shall have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Documents.

(b) No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that could prevent or materially interfere with the consummation of the transactions contemplated under the Documents; and no stop order suspending the qualification or exemption from qualification of any of the Securities in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or, to the knowledge of the Company after due inquiry, be pending or threatened as of the Closing Date.

(c) No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that could, as of the Closing Date, reasonably be expected to prevent the consummation of the transactions contemplated under the Documents. No Proceeding shall be pending or, to the knowledge of the Company after due inquiry, threatened other than Proceedings that
      (A) are disclosed in the Disclosure Schedule, (B) if adversely determined could not, individually or in the aggregate, adversely affect the issuance or marketability of the Units, or (C) could not, individually or in the aggregate, have a Material Adverse Effect.

(d)   Each Purchaser shall have received on the Closing Date:

      (i) certificates dated the Closing Date, signed by (1) the Chief Executive Officer and (2) the principal financial or accounting officer(s) of the Company and the Subsidiary Guarantor, on behalf of the Company and the Subsidiary Guarantor, respectively, to the effect that (a) the representations and warranties set forth in
            Section 4 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (b) the Company and the Subsidiary Guarantor have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (c) at the Closing Date, since the date hereof or since the date of the most recent financial statements in the SEC Reports (exclusive of any amendment or supplement thereto after the date thereof), no event or events have occurred, no information has become known nor does any condition exist that could, individually or in the aggregate, have a Material Adverse Effect, (d) since the date of the most recent financial statements in the SEC Reports (exclusive of any amendment or supplement thereto after the date thereof), neither the Company nor any Subsidiary has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the Company and the Subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, taken as a whole, and there has not been any change in the capital stock or long-term indebtedness of the Company or any Subsidiary that is material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and the Subsidiaries, taken as a whole, and (e) the sale of any of the Securities has not been enjoined (temporarily or permanently);

      (ii) certificates dated the Closing Date, executed by the Secretary of each of the Company and the Subsidiary Guarantor, certifying such matters as the Purchasers may reasonably request;

      (iii) the opinions of Lionel, Sawyer & Collins, Nevada counsel to the Company, dated the Closing Date, in the forms attached hereto as Exhibit F-1;

      (iv) the opinions of Reed Smith LLP, U.S. counsel to the Company and the Subsidiary Guarantor, dated the Closing Date, in the forms attached hereto as Exhibit F-2;

      (v) the opinions of JingTian and Gongcheng, PRC counsel to the WOFE, dated the Closing Date, in the forms attached hereto as Exhibit F-3;

(e) Each of the Documents shall have been executed and delivered by all parties thereto, and Purchasers shall have received a fully executed original (or clearly legible facsimile copy) of each Document.

(f) Purchasers shall have received copies of all opinions, certificates, letters and other documents delivered under or in connection with the transactions contemplated in the Documents that are required to be delivered at or prior to the Closing Date.

(g) None of the other parties to any of the Documents shall be in breach or default under their respective obligations thereunder.

(h)   The Collateral Agent shall have received on the Closing Date:

      (i) appropriately completed copies, which have been duly authorized for filing by the appropriate Person, of Uniform Commercial Code financing statements naming the Company and the Subsidiary Guarantor as a debtor and the Collateral Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or desirable to perfect the security interests of the Collateral Agent pursuant to the Indenture;

      (ii) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Collateral Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements which name the Company or the Subsidiary Guarantor (under its present name and any previous names) as the debtor, together with copies of such financing statements (none of which shall cover any collateral described in the Indenture);

      (iii) such other approvals, opinions, or documents as the Collateral Agent may reasonably request in form and substance reasonably satisfactory to the Collateral Agent; and

      (iv) the Collateral Agent and its counsel shall be satisfied that (i) the Lien granted to the Collateral Agent, for the benefit of the "Secured Parties" (as defined in the Share Pledge Agreement) in the collateral described above is a first priority Lien; and (ii) no Lien exists on any of the collateral described above other than the Lien created in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Indenture and the Security Documents.

(i) All Uniform Commercial Code financing statements or other similar financing statements required pursuant to clause (h)(i) and (ii) above (collectively, the "Filing Statements") shall have been delivered to CT Corporation System or another similar filing service company acceptable to the Collateral Agent (the "Filing Agent"). The Filing Agent shall have acknowledged in a writing reasonably satisfactory to the Collateral Agent and its counsel (i) the Filing Agent's receipt of all Filing Statements,
      (ii) that the Filing Statements have either been submitted for filing in the appropriate filing offices or will be submitted for filing in the appropriate offices within ten days following the Closing Date and (iii) that the Filing Agent will notify the Collateral Agent and its counsel of the results of such submissions within 30 days following the Closing Date.

(j) The respective Boards of Directors of the Company and the Subsidiary Guarantor shall have approved and authorized by all necessary corporate action (i) the execution and delivery of the Documents, (ii) all actions to be performed or satisfied under the Documents, (iii) the consummation of the transactions contemplated by the Documents, (iv) the pricing terms of the Notes, Warrants and Units, and (v) all other actions necessary in connection with the transactions contemplated by the Documents and the offering of the Notes, Warrants and Units, and shall have provided Purchasers with a copy of such authorizations.

(k) Contemporaneously with the Closing the Company shall sell to the other Purchaser and the other Purchaser shall purchase the securities to be purchased by it at the Closing under this Agreement.

(l) Purchasers shall have completed and be satisfied with the results of all business, legal and financial due diligence, and any items requiring correction identified by Purchasers shall have been corrected to Purchasers' satisfaction.

(m) Purchasers shall have received all necessary internal approval for the transactions contemplated hereunder or under the Documents.

(n) Mr. Yang Tianfu and Purchasers shall have entered into the Non-competition Agreement in the form attached hereto as Exhibit G; and

(o) The Company, Mr. Yang Tianfu and Citadel shall have entered into the Voting Agreement in the form attached hereto as Exhibit H.

            8. Indemnification.

(a) Each of the Company and the Subsidiary Guarantor, jointly and severally, agree to indemnify and hold harmless each Purchaser, each of its affiliates (including any person who controls such Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) and their respective officers, directors, partners, shareholders, counsel, employees and agents (each Purchaser and each such other person being referred to as an "Indemnified Person"), to the fullest extent lawful, from and against any losses, claims, damages, liabilities and reasonable expenses (or actions in respect thereof), as incurred, related to or arising out of or in connection with:

      (i) actions taken or omitted to be taken by the Company, the Subsidiary Guarantor, or their respective affiliates, officers, directors, employees or agents (including, without limitation, the failure to take any required actions pursuant to Circular No. 75 of the PRC's State Administration of Foreign Exchange, by any of the Company's executive officers or directors) or by Mr. Yang Tianfu;

      (ii) any breach by the Company or the Subsidiary Guarantor of their respective representations, warranties, covenants and agreements set forth in this Agreement or in any of the other Documents;

      (iii) any untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state in any SEC Report or any amendment or supplement thereto, or the Disclosure Schedule, a material fact required to be stated therein, or necessary to make the statements therein in light of the circumstances under which they were made, not misleading.

      and, subject to the provisions hereof, will reimburse the Indemnified Persons for all reasonable expenses (including, without limitation, fees and expenses of counsel) as they are incurred in connection with investigating, preparing, defending or settling any such action or claim, whether or not in connection with litigation in which any Indemnified Person is a named party. If any of the Indemnified Persons' personnel appears as witnesses, are deposed or are otherwise involved in the defense of any action against an Indemnified Person, the Company, the Subsidiary Guarantor or their respective officers or directors, the Company and the Subsidiary Guarantor will reimburse each Purchaser for all reasonable expenses incurred by such Purchaser by reason of any of the Indemnified Persons being involved in any such action; provided, however, the Company and the Subsidiary Guarantor shall not be liable for indemnification hereunder with regard to any negligent act or omission or willful misconduct by such Purchaser or any other Indemnified Person which is the primary cause of, and results in, the unavailability to the Company (or any of its affiliates) or to the offering of the Units of the exemption from the registration requirements of the Securities Act provided by Regulation S thereunder. This indemnity will be in addition to any liability that the Company and the Subsidiary Guarantor may otherwise have to the Indemnified Persons.

(b) As promptly as reasonably practical after receipt by an indemnified party under this Section 8 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 8, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under paragraph (a) above unless and only to the extent it is materially prejudiced as a result thereof and
      (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may determine, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified party that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, representing the indemnified party who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld).

(c) The Company or the Subsidiary Guarantor shall not, without the prior written consent of any Indemnified Person, effect any settlement or compromise of any pending or threatened action, claim, suit or proceeding in respect of which the Indemnified Person is or could have been a party, or indemnity could have been sought hereunder by any Indemnified Person, unless such settlement (A) includes an unconditional express written release of any Indemnified Person in from and substance reasonably satisfactory to any Indemnified Party, from all losses, claims, damages or liabilities arising out of such action, claim, suit or proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnified Person. If a claim or action is settled, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment.

(d) The indemnity and expense reimbursement obligations set forth herein (i) shall be in addition to any liability the Company or the Subsidiary Guarantor may have to any Indemnified Person at common law or otherwise,
      (ii) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Purchaser or any other Indemnified Person and (iii) shall be binding on any successor or assign of the Company or the Subsidiary Guarantor and successors or assigns to the Company's and the Subsidiary Guarantor's business and assets.

(e) If the Company or the Subsidiary Guarantor enter into any agreement or arrangement with respect to, or effects, any proposed sale, exchange, dividend or other distribution or liquidation of all or a significant portion of its assets in one or a series of transactions or any significant recapitalization or reclassification of its outstanding securities, the Company or the Subsidiary Guarantor shall provide for the assumption of their obligations under this Agreement by another party reasonably satisfactory to the Purchasers.

            9. Termination.

(a) Purchasers may terminate this Agreement at any time prior to the Closing Date by written notice to the Company if any of the following has occurred:

      (i) since the date hereof, any Material Adverse Effect or development involving or reasonably expected to result in a prospective Material Adverse Effect that could, in the Purchasers' reasonable judgment, be expected to (i) make it impracticable or inadvisable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in this Agreement and the Indenture, or (ii) materially impair the investment quality of any of the Securities;

      (ii) the failure of the Company or the Subsidiary Guarantor to satisfy the conditions contained in Section 7(a) hereof on or prior to the Closing Date;

      (iii) any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States, the European Union, or Hong Kong (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States, the European Union or Hong Kong could be reasonably expected to make it, in the Purchasers' sole judgment, impracticable or inadvisable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in this Agreement or the Indenture;

      (iv) trading in the Company' Common Stock shall have been suspended by the OTC market or the suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange, the London Stock Exchange, the Hong Kong Stock Exchange, the NASDAQ Capital Market or the NASDAQ Global Market or any setting of limitations on prices for securities on any such exchange or the NASDAQ Capital Market or the NASDAQ Global Market;

      (v) the enactment, publication, decree or other promulgation after the date hereof of any Applicable Law that could be reasonably expected to have a Material Adverse Effect; or

      (vi) the declaration of a banking moratorium by any federal or New York state Governmental Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that could reasonably be expected to have a material adverse effect on the financial markets in the United States, European Union, Hong Kong or elsewhere.

(b) The Company shall pay to each Purchaser a fee equal to 7.5% of the aggregate Purchase Price payable by such Purchaser for the Units proposed to be purchased hereunder (the "Company Breakup Fee") if (i) this Agreement is terminated by the Purchasers pursuant to Section 9(a)(ii) above and (ii) such termination is based upon the Company's or the Subsidiary Guarantor's intentional breach of its representations, warranties, covenants and obligations under this Agreement. The Company shall promptly (but in no event later than 7 days following such termination by the Purchaser) pay the Company Breakup Fee to the Purchasers.

(c) The Company may terminate this Agreement at any time prior to the Closing Date by written notice to the Purchasers based upon the Purchasers' intentional breach of its representations, warranties, covenants and obligations under this Agreement.

(d) Each Purchaser shall pay to the Company a fee equal to 7.5% of the aggregate Purchase Price payable by such Purchaser for the Units proposed to be purchased hereunder (the "Purchaser Breakup Fee") if this Agreement is terminated by the Company pursuant to Section 9(c) above; provided, however, that notwithstanding the foregoing or anything to the contrary contained herein, the Purchasers shall not be required to pay the Purchaser Break Fee based upon (i) such Purchaser's discovery during its due diligence investigation of any material information of the Company not previously disclosed to the Purchasers by the Company prior to the date hereof, (ii) any reasonably material discrepancy found during the Purchasers' due diligence investigation, or (iii) any material misstatement or omission by the Company in its audited financial statements or SEC Reports. Subject to the foregoing proviso, the Purchasers shall promptly (but in no event later than 7 days following such termination by the Company) pay the Purchaser Breakup Fee to the Company.

            10. Survival of Representations and Indemnities. The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements of the Company, the Subsidiary Guarantor and Purchasers set forth in this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or the Subsidiary Guarantor, and (ii) acceptance of the Securities, and payment for them hereunder.

            11. Substitution Of Purchaser. Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Units that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "Purchaser" is used in this Agreement (other than in this Section 11), such word shall be deemed to refer to such Affiliate in lieu of the original Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to the original Purchaser all of the Securities then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "Purchaser" is used in this Agreement (other than in this Section 11), such word shall no longer be deemed to refer to such Affiliate, but shall refer to the original Purchaser, and the original Purchaser shall have all the rights of an original holder of the Securities under this Agreement.

            12. Miscellaneous.

(a) Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company and/or the Subsidiary Guarantor, to: No. 9 Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu, Harbin Kai Fa Qu, Harbin 150060 China, Fax: +86 451 8611 6769, Attention: Yang Tianfu, with a copy to Reed Smith LLP, Two Embarcadero Center, Suite 2000, San Francisco, CA 94111, United States of America, Fax: +1 415 391 8269,
      Attention: Robert Smith, Esq., and (ii) if to any of the Purchasers, to the addresses as indicated in Schedule A, with a copy to Simpson, Thacher and Bartlett LLP, ICBC Tower - 7th Floor, 3 Garden Road, Central Hong Kong, China, Fax: +852 2869 7694, Attention: Leiming Chen, Esq. in the case of Citadel.

(b) This Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Subsidiary Guarantor and the Purchasers and, to the extent provided in Section 8 hereof, the controlling persons and their respective agents, employees, officers, directors, partners, counsel, and shareholders referred to in Section 8, and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement.

(c) THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(d) The Company and the Subsidiary Guarantor agrees that any suit, action or proceeding against the Company or the Subsidiary Guarantor arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

(e) The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

(f) No failure to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(g) This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

(h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j) This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given; provided that the same are in writing and signed by all of the signatories hereto.

                  Please confirm that the foregoing correctly sets forth the agreement among the Company, or the Subsidiary Guarantor and each of the Purchasers.


                             Very truly yours,

                             HARBIN ELECTRIC, INC.


                             By:  /s/ Tianfu Yang
                                ------------------------------------------------
                                 Name:  Tianfu Yang
                                 Title:  Chief Executive Officer


                             ADVANCED ELECTRIC MOTORS, INC.


                             By:  /s/ Tianfu Yang
                                ------------------------------------------------
                                 Name:  Tianfu Yang
                                 Title:  President and Chief Executive Officer


Accepted and Agreed to:

CITADEL EQUITY FUND LTD.

By:  Citadel Limited Partnership, Portfolio Manager

By:  Citadel Investment Group, L.L.C., its General Partner

By:  /s/ Christopher L. Ramsay
   --------------------------------------------------
    Name:  Christopher L. Ramsay
    Title:  Authorized Signatory

Merrill Lynch International


By:  /s/ Mark Grimley
   --------------------------------------------------
    Name:  Mark Grimley
    Title:  Director


                     [SIGNATURE PAGE TO PURCHASE AGREEMENT]